Exhibit 99.2

Mercantile Bank Corporation and Eastern Michigan Financial Corporation Announce Definitive Merger Agreement

Partnership strengthens Mercantile’s position as Michigan’s largest bank by total assets, enhances core deposit base and liquidity, and accelerates growth in key markets

Grand Rapids, Mich. – July 22, 2025 – Mercantile Bank Corporation (“Mercantile”) (NASDAQ: MBWM) and Eastern Michigan Financial Corporation (“EFIN”) (OTCID: EFIN) today jointly announced that they have entered into a definitive merger agreement pursuant to which EFIN and its wholly owned subsidiary, Eastern Michigan Bank (“Eastern”), will combine with Mercantile in a cash and stock transaction valued at approximately $95.8 million, as detailed below. Based on financial data as of June 30, 2025, the combined company will have total assets of $6.7 billion, total loans of $4.9 billion, and total deposits of $5.2 billion.

The partnership presents a unique opportunity to combine two culturally aligned franchises and strengthens Mercantile Bank’s position as the largest bank founded, headquartered, and operated in Michigan, as measured by total assets. The partnership strategically expands Mercantile Bank’s operating footprint with a partner that possesses an exceptional deposit franchise (42 bps cost of deposits)—number one ranked deposit franchise in the state—with substantial excess liquidity (46% loan-to-deposit ratio). The acquisition adds 12 Eastern branches to Mercantile Bank’s growing 45-location network, significantly expanding its presence in Eastern and Southeast Michigan—a target growth market for Mercantile Bank. This increased coverage aligns with Mercantile’s statewide growth strategy.

EFIN, headquartered in Croswell, Michigan, is the holding company for Eastern, with total assets of $505 million, loans of $208 million, and deposits of $449 million as of June 30, 2025. With a longstanding presence in its communities, Eastern serves Sanilac, Huron, and St. Clair counties with a full range of retail and commercial banking services. Eastern maintains a strong deposit base—99% core and 28% noninterest bearing—and benefits from well-established and long-tenured depositor relationships that support its stable funding and liquidity profile.

“We are pleased to add this high-quality franchise that aligns with our strategy of being the premiere franchise in the State of Michigan. Eastern brings an incredible core deposit base, with a cost of deposits less than 0.50%, and substantial liquidity, that further enhances our balance sheet flexibility. Both Mercantile Bank and Eastern were founded here in Michigan, and that local focus remains at the core of who we are,” said Ray Reitsma, President and CEO of Mercantile Bank Corporation. “The combination provides an improved loan-to-deposit ratio, a broader deposit base, and a reduced cost of funds. These enhancements support more efficient capital deployment and further positions the bank for sustained, profitable growth. This expansion isn’t just about growth—it’s about deepening our commitment to the communities we call home. We’re proud to be able to serve our fellow residents of Michigan.”

"Today marks an exciting new chapter for Eastern Michigan Bank. Joining forces with Mercantile Bank allows us to expand our reach and enhance the services we provide to our customers and communities. We’re proud of our legacy and are confident that Mercantile shares our values, our commitment to local relationships, and our vision for the future. This partnership strengthens our ability to deliver even greater value while honoring the trust our customers have placed in us." said William Oldford, CEO of Eastern Michigan Bank.

Operational Integration and Core Banking Expertise

In addition to the acquisition, Mercantile Bank will begin the process of a full core banking system transformation later this year in partnership with Jack Henry, an industry leading financial technology provider. While the technology system will be new to Mercantile Bank, Eastern brings over 40 years of operational experience on the Jack Henry platform, offering valuable expertise to support a smooth and effective system transition. The unified platform will enhance operational efficiency and improve customer experience.

“Our team brings deep, hands-on experience with the Jack Henry platform, and we’re proud to contribute that expertise to support Mercantile Bank’s system transformation,” said Oldford. “At the same time, becoming part of Mercantile Bank gives us the resources, scale, and support to grow beyond what we could achieve alone—opening the door to new opportunities for our customers, employees, and the communities we serve.”

Mercantile Bank’s system transformation is scheduled to be completed within the first quarter of 2027. During the interim period, Mercantile Bank plans to operate Eastern under Eastern’s existing bank charter. Following the Jack Henry conversion, Mercantile plans to consolidate the bank charters of Mercantile Bank and Eastern.

Aligned Culture and Shared Values

Both institutions share deep Michigan roots and a commitment to the communities they serve. The organizations are aligned in mission—to deliver financial solutions that empower people—and are guided by shared values: accountability, collaboration, excellence, inclusivity, and innovation. This cultural alignment will help ensure a seamless integration for the Eastern Michigan community.

“We’re not just growing our footprint—we’re gaining a team of skilled professionals who know these communities and share our commitment to service,” said Scott Setlock, Chief Operating Officer of Mercantile Bank. “It’s a partnership built on mutual respect, and we’re excited about the road ahead.”

Eastern team members, including executive leadership and operations, will remain in place and continue operating in their roles in parallel to Mercantile Bank’s current organizational structure. Oldford will serve as Regional Market President, reporting directly to Mercantile Bank President and CEO, Ray Reitsma. Similarly, functional areas such as accounting, operations, and branch management will adopt a coordinated reporting structure designed to maintain continuity and alignment across the combined organization.

Transaction Details

Under the terms of the definitive merger agreement, at the closing of the transaction Mercantile will issue 0.7116 shares of its common stock plus $32.32 in cash for each outstanding share of EFIN. Based upon the closing price of Mercantile’s common stock of $48.75 on July 21, 2025, the transaction would result in aggregate consideration of $95.8 million (inclusive of the aggregate cash value to EFIN stock option holders).

Under the terms of the definitive merger agreement, the transaction is expected to be approximately 11% accretive to Mercantile’s dilutive earnings per share once cost savings are fully phased-in. In addition, tangible book value dilution at closing is expected to be approximately 5.8% and earned back in approximately 3.6 years (cross-over method). Post-closing, Mercantile Bank’s capital ratios are expected to exceed “well-capitalized” levels.

One EFIN director will join Mercantile’s Board of Directors, and Mercantile will establish an advisory board post-closing, comprised of existing EFIN board members.

The transaction has been approved by each company’s board of directors and is expected to close during the fourth quarter of 2025, subject to regulatory approvals, the approval of EFIN shareholders, and the satisfaction of certain other closing conditions.

Stephens Inc. served as financial advisor to Mercantile, and Dickinson Wright PLLC served as Mercantile’s legal advisor. Piper Sandler & Co. served as financial advisor to EFIN, and Shumaker, Loop & Kendrick, LLP served as EFIN’s legal advisor.

Presentation

A slide presentation relating to the transaction can be accessed on ir.mercbank.com.

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank. Mercantile provides financial products and services in a professional and personalized manner designed to make banking easier for businesses, individuals, and governmental units. Distinguished by exceptional service, knowledgeable staff, and a commitment to the communities it serves, Mercantile is one of the largest Michigan-based banks with assets of approximately $6.2 billion. Mercantile Bank Corporation's common stock is listed on the NASDAQ Global Select Market under the symbol "MBWM."  For more information about Mercantile, visit www.mercbank.com, and follow us on Facebook, Instagram, X (formerly Twitter) @MercBank, and LinkedIn @merc-bank.

About Eastern Michigan Financial Corporation

Based in Croswell, Michigan, Eastern Michigan Financial Corporation is the bank holding company for Eastern Michigan Bank. Eastern Michigan operates 12 branches across three counties, offering a full range of personal and business banking services. The bank was originally chartered in 1895 as the State Bank of Croswell under the leadership of Julia H. Mills—making it one of the few banks at the time led by a woman. Today, Eastern Michigan holds the #1 deposit market share among community banks in its primary market, has $505 million in assets, and employs nearly 100 local team members. Eastern is proud of its 130-year legacy of resilience, community service, and adaptability through changing economic cycles. For more information about Eastern, visit www.emb.bank.

Forward-Looking Statements

This news release contains statements or information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. Any such statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include the businesses of Mercantile and EFIN may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the shareholders of EFIN may fail to approve the merger; the interest rate environment may compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in MBWM’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to MBWM or EFIN or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, MBWM and EFIN do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

No Offer or Solicitation

This news release is being issued with respect to the proposed merger transaction involving MBWM and EFIN. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed merger transaction, MBWM expects to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that will include a Preliminary Proxy Statement of EFIN and a Preliminary Prospectus of MBWM, as well as other relevant documents concerning the proposed transaction. After the Registration Statement is declared effective, EFIN will mail a Definitive Proxy Statement/Prospectus to its shareholders. This communication is not a substitute for the Proxy Statement/Prospectus or Registration Statement or for any other document that MBWM or EFIN may file with the SEC and send to EFIN’s shareholders in connection with the proposed merger transaction. Shareholders of EFIN are urged to read carefully the Registration Statement and accompanying Proxy Statement/Prospectus regarding the proposed merger transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Free copies of the Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about MBWM, EFIN, and the proposed transaction, may be obtained at the SEC’s Internet site (https://www.sec.gov). You will also be able to obtain these documents, free of charge, from MBWM at https://www.ir.mercbank.com under the tab “SEC Filings” and from EFIN at https://www.emb.bank/ under the tab “About Investor Information” or by requesting them in writing or by telephone from MBWM at: Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan, 49504, ATTN: Corporate Secretary; Telephone (616) 406-3000 or by requesting them in writing or by telephone from EFIN at: Eastern Michigan Financial Corporation, 65 N. Howard Ave, Croswell, MI 48422, ATTN: Corporate Secretary; Telephone (810) 679-2500.

Participants in the Solicitation

MBWM, EFIN, and certain of their respective directors and executive officers, under the rules of the SEC may be deemed to be participants in the solicitation of proxies from EFIN’s shareholders in favor of the approval of the definitive merger agreement. Information about such directors and executive officers of MBWM and their direct or indirect interests, by security holdings or otherwise, can be found under the headings “Director Compensation,” “Director Independence,” “Executive Compensation,” and “Security Ownership” in MBWM’s definitive proxy statement in connection with its 2025 annual meeting of shareholders, as filed with the SEC on April 4, 2025 (available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/1042729/000143774925010959/mbwm20250323_def14a.htm), and other documents subsequently filed by MBWM with the SEC. To the extent holdings of common stock by its directors or executive officers have changed since the amounts set forth in MBWM’s definitive proxy statement in connection with its 2025 annual meeting of shareholders, such changes have been or will be reflected in filings with the SEC on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership) or Form 5 (Annual Statement of Beneficial Ownership of Securities) (which are available at EDGAR Search Results https://www.sec.gov/cgi-bin/own-disp?action=getissuer&CIK=0001042729). Further information regarding the direct or indirect interests of the directors and executive officers of MBWM, along with information about the directors and executive officers of EFIN and their direct or indirect interests and information regarding the interests of other persons who may be deemed participants in the solicitation, may be obtained by reading the Proxy Statement/Prospectus included in the Registration Statement regarding the merger when it becomes available. Free copies of this document may be obtained as described above.

FOR FURTHER INFORMATION:

MEDIA:	INVESTORS:
Nichole Kladder	Chuck Christmas
CMO, Mercantile Bank	CFO, Mercantile Bank Corporation
616-242-7760	616-726-1202
nkladder@mercbank.com	cchristmas@mercbank.com

Errin Levitt	William Oldford, Jr.
CFO, Eastern Michigan Financial Corporation	President and Chief Executive Officer, Eastern Michigan Financial Corporation
810-398-5121	810-398-5121
elevitt@emb.bank	woldford@emb.bank